Exhibit 99.1

Joint Filing Agreement

The undersigned agree that the foregoing statement on Schedule 13D/A, dated June 27, 2008, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated: June 27, 2008

/s/ José F. Serrano Segovia
José F. Serrano Segovia

/s/ Ramón Serrano Segovia
Ramón Serrano Segovia

PROMOTORA SERVIA, S.A. de C.V.

/s/ José F. Serrano Segovia
By: José F. Serrano Segovia
Its: President of the Board and Chief Executive Officer

SERVICIOS DIRECTIVOS SERVIA, S.A de C.V.

/s/ José F. Serrano Segovia
By: José F. Serrano Segovia
Its: President of the Board and Chief Executive Officer